Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Abraxas Petroleum Corporation
San Antonio, Texas
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated June 5, 2015 of our reports dated March 13, 2015, relating to the consolidated financial statements, and the effectiveness of Abraxas Petroleum Corporation’s internal control over financial reporting, which appear in Abraxas Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.
/s/ BDO USA, LLP
Dallas, Texas
June 5, 2015